UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2020 (July 31, 2020)

Emerald Holding, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38076	42-1775077
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Broadway, 14th Floor New York, N.Y.	10005
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 226-5700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	EEX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging Growth Company    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☒

Item 2.02. Results of Operations and Financial Condition.

On August 3, 2020, Emerald Holding, Inc. (the “Company”) issued a press release announcing the results of the Company for the second quarter ended June 30, 2020. A copy of the press release is being furnished as Exhibit 99.1 attached hereto and incorporated by reference herein.

Item 5.02.  Departure of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of New Preferred Stock Directors.  On July 31, 2020, OPV GEM Aggregator LP, the majority holder of the outstanding shares of Series A Convertible Participating Preferred Stock (the “Preferred Stock”) of the Company, acting pursuant to the Delaware General Corporation Law, the Company’s Certificate of Incorporation and Section 9(a) of the Company’s Certificate of Designations relating to the Preferred Stock, elected each of Ms. Lynda Clarizio and Mr. David Levin as a “Preferred Stock Director” to the Company’s Board of Directors, effective immediately. It is expected that Ms. Clarizio and Mr. Levin will each stand for re-election by holders of the Preferred Stock at the Company’s 2021 annual meeting of stockholders.  Neither Ms. Clarizio nor Mr. Levin has been appointed to any of the Committees of the Company’s Board of Directors.

Ms. Clarizio currently serves as a member of the Board of Directors of CDW Corporation, OpenSlate, Resonate Networks, Inc. and Human Rights First.  She is also a member of the Leadership Council of Princeton University’s School of Engineering and Applied Science. Ms. Clarizio served as Executive Vice President, Strategic Initiatives, from September 2017 to January 2018, and President of U.S. Media, from August 2013 to September 2017, at Nielsen Holdings plc, a global performance management company.

Mr. Levin is currently the Chairman of SparkBeyond Ltd., a privately-held artificial intelligence and machine ideation company, and is also the Entrepreneur in Residence at Arizona State University. Mr. Levin served as CEO of McGraw-Hill Education, Inc., a learning science company, from March 2014 to October 2017, and was CEO of UBM plc, a global events and exhibitions business, from April 2005 to February 2014.

There are no related person transactions (or proposed related person transactions) with respect to Ms. Clarizio or Mr. Levin reportable under Item 5.02(d) of Form 8-K and Item 404(a) of Regulation S-K since the beginning of the Company’s last fiscal year.

Ms. Clarizio and Mr. Levin will each receive the same compensation from the Company for their service on the Board as other directors who are not employed by or principals of affiliates of Onex Corporation.  Ms. Clarizio and Mr. Levin will also enter into the Company’s standard form of directors’ indemnification agreement with the Company, pursuant to which the Company agrees to indemnify its directors to the fullest extent permitted by applicable law and to advance expenses in connection with proceedings as described in the indemnification agreement.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibit.

Exhibit No.	Description
99.1	Press Release of the Company, dated August 3, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 3, 2020		EMERALD HOLDING, INC.

	By:	/s/ Mitchell Gendel
Mitchell Gendel
General Counsel and Corporate Secretary